UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 30, 2013

NATIONAL RURAL UTILITIES COOPERATIVE FINANCE CORPORATION
(Exact name of registrant as specified in its charter)

District of Columbia (state or other jurisdiction of incorporation)	1-7102 (Commission File Number)	52-0891669 (I.R.S. Employer Identification No.)

20701 Cooperative Way Dulles, VA	20166-6691 (Zip Code)
(Address of principal executive offices)

Registrant's telephone number, including area code:  (703) 467-1800

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

❑ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

❑ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

❑ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

❑ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events
National Rural Utilities Cooperative Finance Corporation (the “Company” or “CFC”) is filing this Current Report on Form 8-K to correct immaterial errors in the Consolidated Statement of Cash Flows (“Statement of Cash Flows”) for the years ended May 31, 2012, 2011, and 2010 in its most recently filed Annual Report on Form 10-K for the year ended May 31, 2012 (the “2012 Form 10-K”) and its Quarterly Reports on Form 10-Q for the quarters ended November 30, 2012 and August 31, 2012 (together, the “2012 Quarterly Reports”) and the respective comparative prior periods.
During the third quarter of fiscal year 2013, the Company identified an error in the 2012 Form 10-K related to the determination of the amount of  “Advances made on loans” reported in the investing activities section of the Statement of Cash Flows.  The effect of this error was that  “Advances made on loans” was understated, resulting in an overstatement of  “Net cash provided by (used in) investing activities” of $25 million and “Other” cash flows from operating activities was understated, resulting in an understatement of “Net cash provided by operating activities” of $25 million.
During the third quarter of fiscal year 2013, the Company also identified an error related to the improper classification of the advances and sale proceeds of loans sold within the Statement of Cash Flows. The Company has historically presented such advances and proceeds from the sale of a loan within “Cash flows from investing activities”; however, Accounting Standards Codification Topic 230, “Statement of Cash Flows”, (“ASC 230”) requires that such advances and proceeds be presented as “Cash flows from operating activities”. In practice, such amounts are presented as a net amount in one line in the operating activities section of the Statement of Cash Flows.  Because CFC loan sales are made at par, the advances and proceeds are equal and offset.  Accordingly, there is no effect to the operating activities section and the correction of the error is limited to reductions to “Advances made on loans” and “Net proceeds from the sale of loans” within the investing activities section.  There is no change to “Net cash provided by (used in) investing activities”.
The Company is also correcting an error related to the presentation of short-term debt with an original maturity of greater than 90 days within the Statement of Cash Flows.  CFC has historically reported all short-term debt issuances and repayments on a net basis within “Cash flows from financing activities”; however, ASC 230 requires that issuances and repayments of short-term debt issued with original maturities of greater than 90 days be reported on a gross basis. The correction results in a breakout of our previously reported net short-term debt activity into three separate lines (1) “Proceeds from (repayments of) issuances of short-term debt, net”, (2) “Proceeds from issuances of short-term debt with original maturity greater than 90 days” and (3) “Repayments of short-term debt with original maturity greater than 90 days”. There is no change to “Net cash provided by (used in) financing activities”.
The Company assessed the materiality of all the errors identified above for each of the three years ended May 31, 2012, 2011, and 2010, the six months ended November 30, 2012 and 2011, and the three months ended August 31, 2012 and 2011, in accordance with Staff Accounting Bulletin Topic 1M, Materiality, and concluded that the errors were not material, either individually or in the aggregate, to any such period. The Company’s Statement of Cash Flows in its 2012 Form 10-K and 2012 Quarterly Reports have been corrected to reflect these immaterial errors and are attached hereto as exhibits 99.1, 99.2, and 99.3 and incorporated herein by reference.
The errors and the corrections have no effect on our total cash balance, liquidity, balance sheet, statement of operations, key ratios or covenant compliance for any period. The Company will correct the affected prior periods for the errors described above upon the filing of its future Annual Report on Form 10-K and Quarterly Reports on Forms 10-Q.

Item 9.01.               Financial Statements and Exhibits.

(d)           Exhibits

Exhibit No.             Description

99.1	Updated financial information in the Annual Report on Form 10-K for the fiscal year ended May 31, 2012, Part II- Item 8. Financial Statements and Supplementary Data.

99.2	Updated financial information in the Quarterly Report on Form 10-Q for the six months ended November 30, 2012, Item 1. Financial Statements.

99.3	Updated financial information in the Quarterly Report on Form 10-Q for the three months ended August 31, 2012, Item 1. Financial Statements.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NATIONAL RURAL UTILITIES COOPERATIVE FINANCE CORPORATION

By: /s/ Steven L. Lilly
                                                                                  Steven L. Lilly
                                                                                  Senior Vice President and Chief Financial Officer

Dated:  January 30, 2013